UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2026

Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

200 Summit Drive, 6th Floor, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(888) 229-3682
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On March 4, 2026, Azenta UK Ltd., a wholly owned subsidiary of Azenta, Inc. (“Azenta” or the “Company”) entered into a definitive Share Purchase Agreement (“Agreement”) under which Azenta UK Ltd. acquired all the issued and outstanding share capital of UK Biocentre Limited (“UK Biocentre”), a provider of sample management, sample storage and high-throughput sample processing services in the United Kingdom. The total consideration was GBP 20.5 million, net of cash and inclusive of up to GBP 1.8 million in contingent consideration upon the completion of certain milestones. Following the acquisition, UK Biocentre is expected to serve as a European-wide hub for Azenta’s Sample Repository Services (“SRS”) business and will continue to operate under the UK Biocentre name.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. The Agreement has been filed to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Azenta UK Ltd., or UK Biocentre.

In particular, the assertions embodied in the representations and warranties and certain covenants contained in the Agreement are qualified by information in confidential disclosure schedules provided in connection with the signing of the Agreement. These confidential disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties and certain covenants set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating contractual risk between Azenta UK Ltd. and UK Biocentre rather than to establish matters of fact. Accordingly, investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Azenta UK Ltd., or UK Biocentre.

Item 7.01. Regulation FD Disclosure.

On March 4, 2026, Azenta issued a press release announcing the entry into the Share Purchase Agreement discussed in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K solely to satisfy Regulation FD requirements.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement dated March 4, 2026 between Azenta UK Ltd. and UK Biocentre Limited[1,2]
99.1	Press release dated March 4, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

1	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.
2
Certain confidential information, marked by brackets and asterisks, has been omitted pursuant to Item 601(b)(2) of Regulation S-K, and certain private information has been redacted as indicated in the same exhibit in accordance with Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ Ephraim Starr
Date: March 4, 2026	Ephraim Starr
Senior Vice President, General Counsel and Secretary